Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, JULY 31, 2006 - SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED JUNE 30, 2006.  UNITHOLDERS OF RECORD ON AUGUST 15, 2006, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $5,653,279 OR $0.89734  PER UNIT PAYABLE AUGUST 31, 2006.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL	GAS	OIL	GAS
	(BBLS)	(MCF)	($/BBL)	($/MCF)
WASSON ODC UNIT	62,200	—	63.94	—

NET PROFITS ROYALTIES	35,018	191,359	53.23	6.55

THE TRUST WILL BE LIQUIDATED ON OR BEFORE FEBRUARY 15, 2008.

Contact:

SANTA FE ENERGY TRUST
JPMORGAN CHASE BANK, N.A., TRUSTEE
MIKE ULRICH
221 WEST SIXTH STREET
AUSTIN, TX 78701
(512) 479-2562